EXHIBIT 1.1

                            CALLON PETROLEUM COMPANY

                    ____% SENIOR SUBORDINATED NOTES DUE 2001

                             UNDERWRITING AGREEMENT

                                                                __________, 1996

Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee  38103

Dear Sirs:

        SECTION 1. INTRODUCTORY. Callon Petroleum Company, a Delaware corporation (the "Company"), proposes to issue and sell to the one or more Underwriters named in Schedule I hereto (the "Underwriters"), $15,000,000 principal amount of its ____% Senior Subordinated Notes due 2001 (the "Firm Notes") and, at the election of the Underwriters, up to an aggregate of $2,250,000 additional principal amount of such Notes (the "Optional Notes") solely to cover over-allotments, if any. The Firm Notes and the Optional Notes are herein collectively referred to as the "Securities." The Securities are to be issued pursuant to the provisions of an indenture to be dated as of _________, 1996 (the "Indenture") between the Company and ____________________, as trustee (the "Trustee"). As used herein, the terms "Underwriters" and "you" shall be deemed to refer only to Morgan Keegan & Company, Inc., in the event that such firm is the sole Underwriter named in Schedule I hereto.

        The Company hereby agrees with the Underwriters as follows:

        SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agree with, each of the Underwriters that:

               (a) The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, including a prospectus, relating to the Securities, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of

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        effectiveness pursuant to Rule 430(A) under the Act, is herein called the "Registration Statement," and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus."

               (b) When the Registration Statement becomes effective and at all times subsequent thereto up to the latest Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will conform in all material respects with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and at such effective time the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as it may be amended or supplemented at the applicable Closing Date, will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act"), of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented if applicable, based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

               (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and when read together and with the other information in the Prospectus, at the time the Registration Statement and any amendment thereto become effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the corporations listed on Schedule II attached hereto (the "Subsidiaries"). The Company is, and at each Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries is, and as of each Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. CN Resources (the "Partnership") is the only partnership of which the Company or any of its Subsidiaries is a general partner or owns fifty percent or more of the partnership interests. The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of ________, and the Company owns all of the partnership interests in the Partnership. Each of the Company, its Subsidiaries and the Partnership has, and at each Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company, its Subsidiaries and the Partnership is, and at each Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation or partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. All of the issued

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        and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all such capital stock of each Subsidiary is owned by the Company, either directly or indirectly through Subsidiaries as indicated in
        Schedule II hereto, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity [except for liens in favor of the lenders under the Credit Facility (as defined in the Registration Statement)]. Except for the stock of the Subsidiaries and the interests in the Partnership and as disclosed in the Registration Statement, the Company does not own, and at each Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

               (e) The Securities have been duly authorized and, when issued, authenticated by the Trustee and delivered in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law; the Indenture has been duly authorized and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, solvency, reorganization, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (f) The consolidated financial statements and related notes and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in such consolidated financial statements or notes. No other historical financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants") who have reported on such consolidated financial statements and schedules, are independent accountants with respect to the Company and the Subsidiaries as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

               (g) The selected financial information included in the Registration Statement or the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference therein. The pro forma financial statements and other pro forma information (including the notes thereto) included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Act and (iii) have been properly computed on the basis described therein and the

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        assumptions used in preparing the pro forma financial statements and other pro forma data included in the Registration Statement or the Prospectus are reasonable.

               (h) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the latest Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, its Subsidiaries and the Partnership, taken as a whole, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries or the Partnership has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than, in any case, pursuant to this Agreement and the transactions referred to herein or in the ordinary course of business and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock (except for dividends at an annual rate of $2.125 per share with respect to the $2.125 Convertible Exchangeable Preferred Stock, Series A of the Company (the "Series A Preferred Stock")).

               (j) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (k) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company, any of its Subsidiaries or the Partnership, or any of their respective officers or partners in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company, its Subsidiaries and the Partnership, taken as a whole, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, its Subsidiaries and the Partnership, taken as a whole.

               (l) Each of the Company, its Subsidiaries and the Partnership has, and at each Closing Date will have, (i) all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus,
        (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, including without limitation, environmental laws and regulations, except where noncompliance with such laws, regulations or orders would not have a material adverse effect on the Company, its Subsidiaries and the Partnership, taken as a whole, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company,

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        its Subsidiaries and the Partnership, taken as a whole, and (iii)
        performed all its obligations required to be performed by it, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except where such nonperformance or default would not, individually or in the aggregate, have a material adverse effect on the Company, its Subsidiaries and the Partnership, taken as a whole, or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, its Subsidiaries and the Partnership, taken as a whole. To the knowledge of the Company, no other party under any contract or other agreement to which it or any of its Subsidiaries or the Partnership is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries or the Partnership is, nor at either Closing Date will any of them be, in violation of any provision of its certificate of incorporation or bylaws or other organizational documents, or of its certificate of limited partnership or agreement of limited partnership.

               (m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein and in the Indenture and the Securities, except such as have been obtained under the Act and the rules and regulations promulgated thereunder, the 1939 Act or the Rules and Regulations and such as may be required under the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Securities.

                (n) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law. The performance by the Company of its obligations under this Agreement, the Indenture and the Securities and the consummation by it of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries or the Partnership pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, the agreement of partnership of the Partnership, any contract or other agreement to which the Company or any of its Subsidiaries or the Partnership is a party or by which the Company or any of its Subsidiaries or the Partnership, or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries or the Partnership.

               (o) The Company and each of its Subsidiaries and the Partnership has good and indefeasible title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries or the

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        Partnership. Each of the Company, its Subsidiaries and the Partnership
        has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by it.

               (p) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary or the Partnership is a party have been duly authorized, executed and delivered by the Company or such Subsidiary or the Partnership, constitute valid and binding agreements of the Company or such Subsidiary or the Partnership and are enforceable against the Company or such Subsidiary or the Partnership in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (q) No statement, representation, warranty or covenant made by the Company in this Agreement or the Indenture or in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

               (r) Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (s) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement which have not been waived.

               (t) Neither the Company nor any of its Subsidiaries or the Partnership is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

               (u) The Company and its Subsidiaries and the Partnership own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries the and Partnership of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

               (v) The Company maintains insurance policies currently in effect, including levels of deductibles, that are customary in the oil and gas industry. Such policies provide coverage for operations of the Company, its Subsidiaries and the Partnership in amounts and covering such risks as the Company believes is necessary to conduct its business.

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
               (w) Neither the Company nor any of its Subsidiaries or the Partnership nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary or the Partnership has made any payment of funds of the Company or any Subsidiary or the Partnership or received or retained any funds in violation of any law, rule or regulation.

               (x) The common stock of the Company is duly authorized for trading on the Nasdaq National Market System.

               (y) The Company has an authorized equity capitalization as set forth in the Prospectus under the caption "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

               (z) Neither the Company nor any Subsidiary or the Partnership is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 3. PURCHASE, SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of _____% of the principal amount per Security plus accrued interest, if any, from _________, 1996 to the date of payment and delivery, the respective principal amount of Firm Notes set forth opposite such Underwriter's name in Schedule I hereto, and
(ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Notes as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the same purchase price per Security set forth in clause (i) of this Section 3, the aggregate principal amount of the Optional Notes as to which such election shall have been exercised. If the option is exercised as to all or any portion of the Optional Notes, the Optional Notes as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in proportion to their purchases of the Firm Notes.

        The Company hereby grants to the Underwriters the right to purchase at their election up to $2,250,000 aggregate principal amount of Optional Notes, at the purchase price per Security set forth in clause (i) of the first paragraph of this Section 3, for the sole purpose of covering any over-allotments in the sale of Firm Notes. Any such election to purchase Optional Notes may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Closing Date (as hereinafter defined) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Morgan Keegan & Company, Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by same day funds, by causing DTC to credit the Securities to the account of Morgan Keegan & Company, Inc. at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Notes, 10:00 a.m., Eastern Time, on ______________, 1996, or such other time and date as the Underwriters and the Company may agree

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upon in writing and, with respect to the Optional Notes, 10:00 a.m., Eastern
Time, on the date specified by the Underwriters in the written notice given by them of their election to purchase such Optional Notes, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Notes is herein called the "First Closing Date," such time and date for delivery of the Optional Notes, if not the First Closing Date, is herein called the "Second Closing Date," and each such time and date for delivery is herein called a "Closing Date."

        SECTION 4. OFFERING BY UNDERWRITERS. After the Registration Statement becomes effective the several Underwriters will offer the Securities for sale to the public on the terms as set forth in the Prospectus, but after the initial public offering of the Securities they may, in their discretion, vary the public offering price.

        SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters that:

               (a) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed, or the related prospectus, prior to the effectiveness of the Registration Statement, and will not effect such amendment or supplement without your consent, which will not be unreasonably withheld; the Company will also advise you promptly of the effectiveness of the Registration Statement, of the filing or effectiveness of any amendment or supplement to the Registration Statement or the Prospectus, and of receipt of notification of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the initiation or threatening of any proceeding for such purpose, and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The term "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

               (b) If, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters and their counsel, include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or any other law, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will notify you and, upon your request, prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

               (c) The Company will make generally available to the Company's security holders as soon as practicable an earning statement covering the twelve month period ending December 31, 1997, that satisfies the provisions of Section 11 (a) of the Act and the Rules and Regulations (including Rule 158).

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
               (d) The Company will deliver to each Underwriter one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits thereto and documents incorporated therein by reference) as you may reasonably request.

               (e) The Company will use the net proceeds it receives from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

               (f) So long as any Securities are outstanding, the Company will furnish to each of the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Company will furnish to them (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, (ii) every material press release in respect of the Company that it may prepare or release and (iii) from time to time, such other information concerning the Company as you may reasonably request.

               (g) The Company, during the period when the Prospectus is required to be delivered under the Act, will timely file all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

               (h) Prior to the latest Closing Date, the Company will notify you in writing immediately if any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate or incomplete in any material respect.

        SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Securities to be delivered on each Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of such Closing Date with the same force and effect as if made as of that date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., Eastern Time, on the date of this Agreement, or such later time or date as shall have been consented to by you; and prior to such Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission.

               (b) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which, you have concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) You shall have received a favorable opinion of Butler & Binion, L.L.P., counsel for the Company, dated the Closing Date to the effect that:

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its assets and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification.

                      (ii) Each of the Subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its activities requires such qualification. The Partnership is validly existing as a general partnership under the laws of the State of ____________ and has partnership power and authority to own, lease and operate its assets and conduct its business as described in the Prospectus.

                      (iii) The Company is the sole record owner, directly or
               indirectly, of all of the outstanding capital stock of each of the Subsidiaries.

                      (iv) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

                      (v) The Indenture has been duly authorized, executed and
               delivered by the Company and is duly qualified under the Trust Indenture Act and (assuming it has been duly authorized, executed and delivered by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                      (vi) The Notes have been duly authorized, issued and
               delivered by the Company (and assuming they have been duly authenticated by the Trustee in accordance with the Indenture) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                      (vii) The Registration Statement is effective under the
               Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

                      (viii) Statements set forth in the Prospectus under the
               headings "Description of Existing Securities and Debt Instruments" and "Description of Notes" and in the Registration Statement in Item 15 insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein fairly present the information called for with respect to such legal matters, documents and proceedings.

                      (ix) No consent, approval, authorization or order of, or
               any filing or declaration with any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein and in the Indenture and the Securities, except such as have been obtained under the Act and the Rules and Regulations, the 1939 Act or the rules and regulations thereunder and such as may be required under the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Securities;

                      (x) The execution and delivery of this Agreement, the
               Securities and the Indenture and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance on any property, or assets of the Company or any of its Subsidiaries or the Partnership pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company or any of its Subsidiaries or the Partnership is a party or by which it or any of them may be bound or to which the property or assets of the Company or any of its Subsidiaries or the Partnership is subject, nor will such action result in a violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative court decree.

                      (xi) To the knowledge of such counsel, except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company, any of its Subsidiaries or the Partnership, or any of their respective officers or partners in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling decision or finding might materially and adversely affect the Company, any of its Subsidiaries or the Partnership, or their respective business, properties, business prospects, condition (financial or otherwise) or results of operations; and

                      (xii) Such counsel (1) is of the opinion that each
               document incorporated by reference in the Registration Statement and the Prospectus complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement complies as to form in all material respects with the requirements of the Act and the Rules and Regulations, and (3) believes that the Registration Statement (excluding the part thereof that constitutes the Form T-1), at the time it became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that the Prospectus, as amended or supplemented at such Closing Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) You shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, an opinion, dated such Closing Date, with respect to the matters set forth in the first clause of (i), and in (iv), (v), (vi),(viii) (but only as to the statements in the Prospectus under "Description of Notes") and clauses
        (2) and (3) of (xii) of paragraph (c) of this Section.

               With respect to subparagraph (xii) of paragraph (c) above, Butler & Binion, L.L.P. may state their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to clauses (2) and (3) of subparagraph
        (xii) of paragraph (c) above, Vinson & Elkins L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference ), but is without independent check or verification except as specified. With respect to subparagraph (xii) of paragraph (c) above, Butler & Binion, L.L.P. and Vinson & Elkins L.L.P. may state that they are not giving advice as to the financial statements, schedules, reserve information and other financial and statistical data included in the Registration Statement or in the Prospectus or in any document incorporated by reference therein.

               (e) At such Closing Date there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company, its Subsidiaries and the Partnership, considered as a whole, whether or not arising in the ordinary course of business, and you shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated as of such Closing Date, to the foregoing effect and to the further effect that the representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though made on and as of such Closing Date.

               (f) You shall have received letters from the Accountants, the first delivered the day of but prior to the execution of, and dated the date of, this Agreement and the others dated the applicable Closing Date, addressed to the Underwriters (with conformed copies for each of the Underwriters), in the form heretofore agreed (and in the case of each letter delivered on a Closing Date, consistent with the first such letter) with such variations as are reasonably acceptable to you.

               (g) The NASD, upon review of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, then this Agreement may be terminated by you on notice to the Company at any time at or prior to the First Closing Time, and such termination shall be without liability of any party to the other, except as provided in Section 7. Notwithstanding any such termination, the provisions of Sections 8, 12 and 14 shall remain in effect.

        SECTION 7. PAYMENT OF EXPENSES. The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation by the Company, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), the Prospectus, each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities, (iii) the registration with the Commission, and the issuance by the Company of the Securities, (iv) the filings and clearance with the NASD in connection with the offering and (v) the performance by the Company of its other obligations under this Agreement.

        If this Agreement is terminated by you in accordance with the provisions of Section 6 or Section 10(i), the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the performance by the Underwriters in any capacity of any services to the Company, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. In addition to its other obligations under this
Section 8(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by THE WALL STREET JOURNAL (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such action or claim (or related cause of action or portion thereof).

        The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act to the same extent as such agreement applies to the Underwriters.

        (b) Each Underwriter, severally, but not jointly, and in proportion to their respective underwriting commitments, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 8(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 8(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have.

        The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act to the same extent as such agreement applies to the Company.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Company, the Company shall only be obligated to pay the reasonable fees and expenses of a single law firm (in addition to those of its own counsel and any reasonably necessary local counsel) employed by all of the indemnified parties and the persons referred to in Section 8(a) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8(a) and 8(b).

        (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 8 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price (before deducting expenses) appearing thereon, and (b) the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this
Section 8(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

        SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter by or on behalf of the Company or its officers or directors, and shall survive acceptance and payment for the Securities hereunder.

        SECTION 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) such time after the Registration Statement becomes effective as the Company may authorize the sale of the Securities to the public by the Underwriters. By giving notice before the time this Agreement becomes effective, you or the Company may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 7 hereof.

        This Agreement may be terminated for any reason at any time prior to the First Closing Date by you upon the giving of written notice of such termination to the Company, if prior to the First Closing Date (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company, its Subsidiaries and the Partnership, considered as a whole, whether or not arising in the ordinary course of business, or (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Securities in the manner contemplated in the Prospectus or enforce contracts for the sale of the Securities, or (iii) trading in the Common Stock or Series A Preferred Stock of the Company has been suspended by the Commission or the NASD or trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of said exchanges or the NASD or by order of the Commission or any other governmental authority, or (iv) a banking moratorium has been declared by Federal, New York or Tennessee authorities, or (v) any Federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company, its Subsidiaries and the Partnership, taken as a whole, or (vi) any action has been taken by any governmental authority in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States. In the event of any such termination, the provisions of
Section 7, the indemnity agreement and contribution provisions set forth in
Section 8, and the provisions of Sections 9, 12 and 14 shall remain in effect.

        SECTION 11. DEFAULT. If, on a Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this
Section 11 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone such Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        In the event there shall be only one Underwriter named in Schedule I hereto, the foregoing provisions of this Section 11 shall have no force or effect.

        SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention: Mike Harris, Managing Director; notices to the Company shall be directed to it at 200 North Canal Street, Natchez, Mississippi 39120, Attention: Fred L. Callon, President.

        SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE.

        This Agreement may be signed in two or more counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

                                                   Very truly yours,

                                                   CALLON PETROLEUM COMPANY

                                                   By___________________________
                                                     Name:
                                                     Title:

Confirmed and accepted as of the date first above written:

MORGAN KEEGAN & COMPANY, INC.

By___________________________________
  Name:
  Title:

                                   SCHEDULE I

                                                           PRINCIPAL AMOUNT
                                                             OF FIRM NOTES
UNDERWRITERS                                                TO BE PURCHASED
--------------                                             -----------------

Morgan Keegan & Company, Inc............................      $15,000,000
                                                              -----------

               Total....................................      $15,000,000
                                                              ===========

                                   SCHEDULE II

                                  SUBSIDIARIES

           NAME                           JURISDICTION             OWNERSHIP (%)
           ----                           ------------             -------------
Callon Petroleum Operating Company    Delaware corporation             100%
Callon Offshore Production, Inc.      Mississippi corporation          100% *
Mississippi Marketing, Inc.           Mississippi corporation          100% *
Callon Exploration Company            Mississippi corporation          100% *

-------------------------

*  Wholly-owned subsidiary of Callon Petroleum Operating Company.